UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2010
Flagstar Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Michigan	1-16577	38-3150651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5151 Corporate Drive, Troy, Michigan	48098
(Address of principal executive offices)	(Zip Code)
(248) 312-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.
On October 28, 2010, Flagstar Bancorp, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC (the “Underwriter”), providing for the offer and sale in a firm commitment offering of 110,000,000 shares of the Company’s common stock and 13,500,000 million shares of the Company’s convertible preferred stock. The Company sold the shares of common stock at a price of $1.00 per share ($0.95 per share net of underwriting discounts for shares sold to non-affiliates and $0.98 per share net of underwriting discounts for shares sold to affiliates) and the shares of convertible preferred stock at a price of $20.00 per share ($19.00 per share net of underwriting discounts for shares sold to non-affiliates and $19.60 per share net of underwriting discounts for shares sold to affiliates). Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriter 30-day options to purchase up to an additional 5,655,000 million shares of common stock and 692,250 shares of convertible preferred stock to cover over-allotments, which were exercised in full.
The Company made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company and the registration statement related to the offering of the shares. The Company also has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.
In connection with the issuance and sale of the Common Stock, the following exhibits are filed with this Current Report on Form 8-K and are incorporated by reference into the Company’s registration statement filed with the Securities and Exchange Commission on Form S-3 (File No. 333-162823): (i) the Underwriting Agreement (Exhibit 1.1), (ii) the opinion of Kutak Rock LLP as to the legality of the shares of Common Stock (Exhibit 5.1), (iii) the Statement of Computation of Ratios of Earnings to Fixed Charges and Preferred Dividends (Exhibit 12.1), and (iv) the consent of Kutak Rock LLP (Exhibit 23.1).
Item 3.03 Material Modification to Rights of Securityholders.
The information set forth under Item 5.03 below is incorporated herein by reference.
Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On October 29, 2010, the Company filed the Certificate of Designations with the Michigan Department of Labor and Economic Growth for the purpose of amending its Amended and Restated Articles of Incorporation to establish the powers, designations, preferences and relative, participating, optional or other special rights of the Mandatorily Convertible Non-Cumulative Perpetual Preferred Stock, Series D. The Certificate of Designations became effective with the Michigan Department of Labor and Economic Growth upon filing. This description is qualified in its entirety by reference to the copy of the Certificate of Designations, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.
The Certificate of Designations provides that if the Company’s stockholders approve an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the authorized shares of common stock in an amount sufficient to permit the full conversion of the convertible preferred stock into common stock (the “Common Stock Amendment”), then on the first business day thereafter, the convertible preferred stock will automatically convert into shares of the Company’s common stock at a conversion rate, subject to adjustment, of 20 shares of common stock for each share of convertible preferred stock. All shares of convertible preferred stock will cease to exist upon such conversion. If the Company’s shareholders do not approve the convertible preferred stock by December 27, 2010, thereafter non-cumulative cash dividends will be payable on the convertible preferred stock in an amount equal to the greater of (i) the annualized dividend yield on our common stock and (ii) a per annum rate of 15%. The convertible preferred stock has a liquidation preference equal to $20.00 per share.
Pursuant to the terms of the convertible preferred stock, the Company’s Board of Directors may not declare or pay any dividend or make any distribution in respect of common stock unless it declares and pays to the holders of the convertible preferred stock a dividend per share equal to the product of any dividend or distribution, as applicable, declared and paid or made in respect of each share of common stock, and the conversion rate as of the record date for such dividend or distribution.

In addition, subject to certain limitations and exceptions, so long as the convertible preferred stock remains outstanding, no dividend or distribution may be declared or paid on common stock or any other shares of junior stock or parity stock, and no common stock, junior stock or parity stock may be purchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries, unless, in each case, full dividends on all outstanding shares of the convertible preferred stock have been paid or declared and set aside for payment in respect of the most recently completed dividend period. Dividends on the convertible preferred stock are non-cumulative.
The convertible preferred stock has a liquidation preference equal to $20.00 per share.
Item 8.01. Other Events.
On October 28, 2010, the Company issued a press release announcing the pricing terms of its previously announced underwritten public offering, that the offering consisted of 110,000,000 shares of common stock, priced at $1.00 per share, and 13,500,000 million shares of convertible preferred stock, priced at $20.00 per share, and that the Company granted the Underwriter 30-day options to purchase up to an additional 5,655,000 million shares of common stock and 692,250 shares of convertible preferred stock to cover over-allotments, if any. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
On November 2, 2010, the Company issued a press release announcing the closing of its previously announced underwritten public offering and entry into an agreement to sell approximately $474 million of non-insured residential mortgage non-performing loans. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Description
1.1	Underwriting Agreement, dated October 28, 2010, by and between Flagstar Bancorp, Inc. and J.P. Morgan Securities LLC.

3.1	Certificate of Designations for the Mandatorily Convertible Non-Cumulative Perpetual Preferred Stock, Series D (incorporated by reference to Exhibit 3.5 to the Company’s Form 8-A filed with the Commission on October 28, 2010).

4.1	Form of Certificate for Shares of Mandatorily Convertible Non-Cumulative Perpetual Preferred Stock, Series D (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-A filed with the Commission on October 28, 2010).

5.1	Opinion of Kutak Rock LLP regarding the legality of the securities offered.

12.1	Statement of Computation of Ratios of Earnings to Fixed Charges and Preferred Dividends.

23.1	Consent of Kutak Rock LLP (included in Exhibit 5.1).

99.1	Press Release dated October 28, 2010.

99.2	Press Release dated November 2, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLAGSTAR BANCORP, INC.
Dated: November 2, 2010	By:	/s/ Paul D. Borja
Paul D. Borja
Executive Vice-President and Chief Financial Officer